UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:	February 26, 2008

FIRST QUANTUM VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3545 NW 71st Street, Miami, FL                           33147
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (786) 261-6935

(Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

[_]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the Exchange Act (17 CFR 240.13e-4(C))

Section 8. OTHER EVENTS

Item 8.01- Other Events

On February 7, 2008, First Quantum Ventures, Inc. (the “Company”) approved and submitted with NASD the necessary paperwork to carry out a reverse stock split of the Company’s common stock to a one (1) for one hundred (100) basis.  This action will reduce the number of authorized shares of common stock from five hundred million (500,000,000) to five million (5,000,000).  All fractional shares that would result from the reverse split will be rounded up to the next whole share.  A copy of the corporate resolution to carry out this reverse split is attached hereto as Exhibit “1”.

The effective date of the reverse stock split shall be the 25th day of February, 2008.  The new trading symbol is FQVE and the new CUSIP number is 336131 206.

There is not a requirement that shareholders obtain new or replacement share certificates.  Each holder of record of shares of the Company’s common stock that is outstanding on the effective date of the reverse stock split, February 25, 2008, may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the reverse stock split.  The Company’s transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209.

Section 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Not applicable.

     (d)  Exhibits.

Exhibit Number	Description

99.8 *	Unanimous Written Consent of the Board of Directors of First Quantum Ventures, Inc. dated February 7, 2008 to carry out a 1 for 100 reverse split of the common stock of the Corporation.

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* Filed Herewith.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

FIRST QUANTUM VENTURES, INC.
Dated:  February 26, 2008
By: /s/ Emilio Jara
                                    Emilio Jara, Chief Executive Officer,
                                    President and Director